Exhibit 99 (a)

Bank of Granite Corporation

News

For Release:	January 13, 2004

BANK OF GRANITE CORPORATION REPORTS SLIGHTLY IMPROVED
EARNINGS FOR 2003 DESPITE DECLINE IN FOURTH QUARTER

     Bank of Granite Corporation (NASDAQ: GRAN) reported a decline in fourth quarter earnings and a slight increase for the full year of 2003.

     Net income for the fourth quarter of 2003 was $3,320,462 compared with $4,185,842 for the fourth quarter of 2002, a decline of 20.7%. On a per share basis, this translates to 24¢ per diluted share vs 31¢ per share for 2002’s fourth quarter.

     For the full year, ending December 31, 2003, net income totaled $15,307,893 compared with $15,102,300, a 1.4% increase compared with the year 2002. On a diluted per share basis, this amounts to $1.13 vs $1.11 for 2002. The increase was largely due to record earnings of our mortgage bank subsidiary.

     John A. Forlines, Jr., Chairman and Chief Executive Officer, described earnings for 2003, especially for the fourth quarter, as “disappointing.” He said earnings were negatively impacted by overhead expenses associated with the three Charlotte offices acquired from First Commerce and the opening of three new offices in Boone, Wilkesboro and Conover. Also, he said the economy in the bank’s primary market area remained weak, with unemployment as high as 10% in some areas. In addition, earnings from the bank’s mortgage bank subsidiary declined rather substantially in the fourth quarter. Forlines said, “we invested a lot during 2003 preparing for the future and this, along with higher loan losses and a decline in our net interest margin, took its toll on earnings.” He added that he expects 2004 to show improvement.

     Forlines thanked all of the Bank of Granite family for their remarkably hard work during a difficult period.

     At year-end, assets totaled $971,382,727, a 30.9% increase for the year, loans totaled $715,802,466, a 32.3% increase, and deposits reached $735,099,355, up 34.3%. A significant part of this growth resulted from the acquisition of First Commerce.

     Key management ratios remained good compared with the bank’s peers, but were not up to Bank of Granite standards of previous years. The Company earned 1.78% on average assets for 2003 and the return on equity was 11.40%. The efficiency ratio was 46.81%. Dividends per share increased 12.2%, marking the 50th consecutive year of increased dividends to shareholders.

     Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. (formerly GLL & Associates). The bank operates nineteen full-service banking offices in Caldwell, Catawba, and Burke Counties—the “Unifour” area of North Carolina, and in Mecklenburg, Watauga, and Wilkes Counties. Granite Mortgage, headquartered in Winston-Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Boone, Wilkesboro, and Hilton Head in South Carolina. Bank of Granite Corporation has an estimated 6,000 shareholders with 13,600,182 shares of common stock outstanding as of December 31, 2003. Its stock trades on the national NASDAQ Stock Market® under the symbol GRAN. It closed at $21.77 per share on December 31. The stock was up 24.4% in 2003.

* * * * *

Please see “Financial Data” tables, which are attached.
For further information, contact Kirby Tyndall, Chief Financial Officer
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation	Three Months Ended			Twelve Months Ended
Selected Financial Data	December 31,			December 31,

(in thousands except per share data)	2003	2002	% change	2003	2002	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$13,948	$12,120	15.1%	$52,204	$47,442	10.0%
Interest expense	3,155	2,534	24.5%	11,389	10,802	5.4%

Net interest income, taxable equivalent	10,793	9,586	12.6%	40,815	36,640	11.4%
Taxable equivalent adjustment	372	411	-9.5%	1,508	1,732	-12.9%

Net interest income	10,421	9,175	13.6%	39,307	34,908	12.6%
Loan loss provision	1,340	797	68.1%	4,764	3,492	36.4%
Noninterest income	3,004	3,354	-10.4%	14,438	11,398	26.7%
Noninterest expense	7,187	5,388	33.4%	25,863	20,317	27.3%

Income before income taxes	4,898	6,344	-22.8%	23,118	22,497	2.8%
Income taxes	1,578	2,158	-26.9%	7,810	7,395	5.6%

Net income	$3,320	$4,186	-20.7%	$15,308	$15,102	1.4%

Earnings per share — Basic	$0.24	$0.31	-22.6%	$1.14	$1.11	2.7%
Earnings per share — Diluted	0.24	0.31	-22.6%	1.13	1.11	1.8%

Average shares — Basic	13,640	13,407	1.7%	13,438	13,547	-0.8%
Average shares — Diluted	13,740	13,414	2.4%	13,517	13,553	-0.3%

Consolidated balance sheet data at December 31:
Total assets				$971,383	$742,015	30.9%
Total deposits				735,099	547,249	34.3%
Loans (gross)				715,802	565,374	26.6%
Shareholders’ equity				141,815	127,443	11.3%

Consolidated average balance sheet data:
Total assets	$965,687	$723,712	33.4%	$861,870	$708,239	21.7%
Total deposits	730,181	523,781	39.4%	640,270	523,781	22.2%
Loans (gross)	704,714	551,624	27.8%	618,276	526,759	17.4%
Shareholders’ equity	141,615	127,310	11.2%	134,303	126,047	6.5%

Consolidated performance ratios:
Return on average assets*	1.36%	2.29%		1.78%	2.13%
Return on average equity*	9.30%	13.04%		11.40%	11.98%
Efficiency ratio	52.09%	41.64%		46.81%	42.29%

Consolidated asset quality data and ratios:
Nonaccruing loans				$8,115	$3,265	148.5%
Accruing loans 90 days past due				3,218	1,153	179.1%
Nonperforming loans				11,333	4,418	156.5%
Foreclosed properties				1,775	1,203	47.5%
Nonperforming assets				13,108	5,621	133.2%
Allowance for loan losses				10,799	8,835	22.2%
Loans charged off				5,088	1,555	227.2%
Recoveries of loans charged off				425	471	-9.8%
Net loan charge-offs (recoveries)				4,663	1,084	330.2%

Net charge-offs to average loans*				0.75%	0.21%
Nonperforming loans to total assets				1.17%	0.60%
Allowance coverage of nonperforming loans				95.29%	199.98%
Allowance for loan losses to gross loans				1.51%	1.56%
Allowance for loan losses to net loans				1.53%	1.59%

Subsidiary earnings summary:
Bank of	Net interest income	$9,410	$8,112	16.0%	$34,362	$31,584	8.8%
Granite	Loan loss provision	1,340	797	68.1%	4,764	3,422	39.2%
	Noninterest income	1,940	1,930	0.5%	7,566	7,542	0.3%
	Noninterest expense	5,300	3,662	44.7%	17,478	14,910	17.2%
	Income taxes	1,449	1,826	-20.6%	6,314	6,590	-4.2%
	Net income	3,261	3,757	-13.2%	13,372	14,204	-5.9%

GLL &	Net interest income	$1,060	$1,070	-0.9%	$4,969	$3,289	51.1%
Associates	Loan loss provision	—	—	n/a	—	70	-100.0%
(mortgage	Noninterest income	1,069	1,425	-25.0%	6,892	3,949	74.5%
(bank	Noninterest expense	1,806	1,663	8.6%	8,119	5,226	55.4%
	Income taxes	129	333	-61.3%	1,497	805	86.0%
	Net income	194	499	-61.1%	2,245	1,207	86.0%

* Annualized based on number of days in the period	More

Bank of Granite Corporation	Quarters Ended

Supplemental Quarterly Financial Data	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands except per share data)	2003	2003	2003	2003	2002

Consolidated earnings summary:
Interest income, taxable equivalent	$13,948	$14,052	$12,443	$11,762	$12,120
Interest expense	3,155	3,173	2,674	2,386	2,534

Net interest income, taxable equivalent	10,793	10,879	9,769	9,376	9,586
Taxable equivalent adjustment	372	369	368	400	411

Net interest income	10,421	10,510	9,401	8,976	9,175
Loan loss provision	1,340	1,139	1,149	1,136	797
Noninterest income	3,004	4,284	3,817	3,333	3,354
Noninterest expense	7,187	7,171	6,136	5,371	5,388

Income before income taxes	4,898	6,484	5,933	5,802	6,344
Income taxes	1,578	2,253	2,014	1,965	2,158

Net income	$3,320	$4,231	$3,919	$3,837	$4,186

Earnings per share — Basic	$0.24	$0.31	$0.30	$0.29	$0.31
Earnings per share — Diluted	0.24	0.31	0.30	0.29	0.31

Average shares — Basic	13,640	13,617	13,198	13,292	13,407
Average shares — Diluted	13,740	13,692	13,200	13,294	13,414

Consolidated ending balance sheet data:
Total assets	$971,383	$971,644	$811,086	$762,299	$742,015
Total deposits	735,099	728,334	600,084	566,096	547,249
Loans (gross)	715,802	694,465	567,301	577,521	565,374
Shareholders’ equity	141,815	141,762	130,040	127,881	127,443

Consolidated average balance sheet data:
Total assets	$965,687	$955,694	$785,070	$731,640	$723,712
Total deposits	730,181	707,876	577,105	545,920	537,056
Loans (gross)	704,714	671,057	535,295	562,039	551,624
Shareholders’ equity	141,615	139,294	128,676	127,625	127,310

Consolidated performance ratios:
Return on average assets*	1.36%	1.76%	2.00%	2.13%	2.29%
Return on average equity*	9.30%	12.05%	12.22%	12.19%	13.04%
Efficiency ratio	52.09%	47.29%	45.16%	42.26%	41.64%

Consolidated asset quality data and ratios:
Nonaccruing loans	$8,115	$6,690	$4,019	$5,079	$3,265
Accruing loans 90 days past due	3,218	4,061	4,397	2,241	1,153

Nonperforming loans	11,333	10,751	8,416	7,320	4,418
Foreclosed properties	1,775	2,819	2,578	1,203	1,203

Nonperforming assets	13,108	13,570	10,994	8,523	5,621

Allowance for loan losses	10,799	11,238	8,854	9,318	8,835

Loans charged off	1,874	735	1,678	801	308
Recoveries of loans charged off	95	116	66	149	123

Net loan charge-offs (recoveries)	1,779	619	1,612	652	185

Net charge-offs to average loans*	1.00%	0.37%	1.21%	0.47%	0.13%
Nonperforming loans to total assets	1.17%	1.11%	1.04%	0.96%	0.60%
Allowance coverage of nonperforming loans	95.29%	104.53%	105.20%	127.30%	199.98%
Allowance for loan losses to gross loans	1.51%	1.62%	1.56%	1.61%	1.56%
Allowance for loan losses to net loans	1.53%	1.64%	1.59%	1.64%	1.59%

Subsidiary earnings summary:
Bank of	Net interest income	$9,410	$8,990	$7,988	$7,974	$8,112
Granite	Loan loss provision	1,340	1,139	1,149	1,136	797
	Noninterest income	1,940	1,878	1,863	1,885	1,930
	Noninterest expense	5,300	4,607	3,835	3,737	3,662
	Income taxes	1,449	1,667	1,560	1,638	1,826
	Net income	3,261	3,455	3,307	3,348	3,757

GLL &	Net interest income	$1,060	$1,553	$1,389	$966	$1,070
Associates	Loan loss provision	—	—	—	—	—
(mortgage	Noninterest income	1,069	2,408	1,954	1,461	1,425
bank)	Noninterest expense	1,806	2,496	2,208	1,609	1,663
	Income taxes	129	586	454	327	333
	Net income	194	879	681	491	499

* Annualized based on number of days in the period.

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